UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2010

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina  29601

(Address of principal executive offices)            (Zip Code)

Registrant’s telephone number, including area code:  (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2010 Annual Meeting of Shareholders of Independence Bancshares, Inc. (the “Company”) was held on May 12, 2010 at The Poinsett Club, 807 East Washington Street, Greenville, South Carolina.  At the Annual Meeting, there were present by proxy 1,582,655 shares of the Company’s common stock, representing 75.9% of the total shares of common stock outstanding.  At the Annual Meeting, the shareholders of the Company (i) elected the Board of Directors and (ii) ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants.  The voting results for each proposal are as follows:

1.             To elect the Board of Directors:

	For	Withheld	Broker Non-Vote
Robert M. Austell	1,359,749	500	222,406
John W. Burnett, Sr.	1,317,999	42,250	222,406
Billy J. Coleman	1,359,749	500	222,406
Jose De Ocampo	1,358,549	1,700	222,406
H. Neel Hipp, Jr.	1,360,249		222,406
James D. King	1,359,749	500	222,406
William R. Mathis	1,359,749	500	222,406
A. Alexander McLean, III	1,360,249		222,406
Lawrence R. Miller	1,360,249		222,406
Sudhirkumar C. Patel	1,316,799	43,450	222,406
Hasmukh P. Rama	1,317,299	42,950	222,406
Donald H. Rex, Jr.	1,359,749	500	222,406
Charles D. Walters	1,359,749	500	222,406
Roger W. Walters	1,360,249		222,406
Vivian A. Wong	1,347,299	12,950	222,406

2.                                       To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
1,525,155	7,000	50,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

		By:	/s/ Lawrence R. Miller
		Name:	Lawrence R. Miller
		Title:	Chief Executive Officer

Dated:	May 14, 2010